Exhibit 99.1

For Immediate Release

                                                                                                                                    Investor Contact:             Melissa Rose

                                                                                                                                                                                877-645-6464

                                                                                                                                    Media Contact:                 Erin Somers

                                                                                                                                                                                410-953-2405

MAGELLAN HEALTH SERVICES REPORTS

THIRD QUARTER 2005 FINANCIAL RESULTS

Announces It Will Redeem Senior Notes and Provides 2006 Preliminary Outlook

AVON, Conn. — October 27, 2005 — Magellan Health Services, Inc. (Nasdaq:MGLN) today reported operating results for the third quarter of fiscal year 2005.  The Company also announced that it will redeem its 9 3/8% Senior Notes and provided a preliminary outlook for segment profit for 2006.

Financial Results

For the quarter ended September 30, 2005, the Company reported net revenue of $454.3 million and net income of $34.4 million, or $.91 per diluted common share.  For the prior year quarter, net revenue was $458.0 million and net income was $26.6 million, or $.73 per diluted common share.  Segment profit (net revenue less cost of care, and direct service costs and other operating expenses plus equity in earnings of unconsolidated subsidiaries) for the current year quarter was $68.9 million, compared with $65.4 million in the prior year.  Results for the quarter were favorably impacted by net one-time adjustments to cost of care of $6.4 million.

For the nine months ended September 30, 2005, the Company reported net revenue of $1.37 billion and net income of $80.7 million, or $2.17 per diluted common share.  For the prior year period, the Company reported net revenue of $1.35 billion and net income of $67.9 million, or $1.87 per diluted common share.  Segment profit for the first nine months of 2005 was $189.1 million versus $173.6 million for the prior year period.

See the attached tables detailing the Company’s operating results, including results by segment.

The Company ended the quarter with unrestricted cash and investments of $478.9 million.  Cash flow from operations for the nine months ended September 30, 2005 was $144.4 million compared with $88.3 million for the prior year period.  Cash flow from operations for the prior year nine-month period included payments of $66.2 million for liabilities related to the Company’s Chapter 11 proceedings.  The Company has not drawn on its $50.0 million revolving credit facility.

“Magellan’s financial performance in the third quarter is testament to our expertise in managing our core behavioral health business and I am very pleased with our results,” said Steven J. Shulman, chairman and CEO of Magellan.  “Our exceptionally strong performance over the last several quarters gives us a solid foundation from which to address the challenges we face in the behavioral health marketplace, as will the continued development and marketing of our new products.”

“We continue to be encouraged by the growing interest in our new product offerings — obesity management, med/psych integration and behavioral health pharmacy management.  For the latter, we expect to announce later today a pilot program with a large Medicaid customer that exemplifies the interest we are seeing among health care purchasers in more effective management of behavioral prescription drugs to yield improved health and lower costs,” Shulman added.

Repayment of Senior Notes

On November 30, 2005, Magellan will redeem its $240.6 million of 9 3/8% Senior Notes, which are scheduled to mature on November 15, 2008.  Including a premium payment of approximately $11.3 million, such redemption will utilize $251.9 million of the Company’s unrestricted cash and investments.

“As we have previously noted, repayment of Magellan’s Senior Notes is among the options we have been considering to make effective use of our cash position and November 2005 is our earliest opportunity to do so,” said Mark S. Demilio, chief financial officer.   “After repayment of the notes, our remaining cash as well as our capacity for future debt will continue to allow us to fund acquisitions and make other investments in our business.”

Outlook

The Company previously provided guidance of segment profit for 2005 in the range of $220 million to $240 million.  On the basis of its third quarter performance, the Company now expects to generate full-year segment profit for 2005 at the upper end of its guidance range.

The Company anticipates providing 2006 guidance in December; however, management preliminarily estimates that segment profit for 2006 will be in the range of $160 million to $180 million and earnings per share in the range of $1.40 to $1.70.

“Our early outlook for 2006 segment profit reflects the impact of previously announced contract terminations,  changes in enrollment and benefits related to the Company’s TennCare contract, a care cost trend of seven percent to nine percent, and lower margins on the renewal of certain contracts,” Shulman said.

“This outlook also reflects our anticipation of significant additional reductions in administrative expenses to ensure that our cost structure is appropriate, given the loss of business from contract terminations. Such expense reduction efforts, however, are being carefully balanced with the continuing need to deliver excellent service and to invest in our business to achieve future growth,” Shulman concluded.

Earnings Results Conference Call

A conference call will be held to discuss the earnings at 10:30 a.m. Eastern time on Thursday, October 27.  To participate in the call, interested parties should call 1-888-390-4698 and reference the passcode Third Quarter Earnings and conference leader Steve Shulman approximately 15 minutes before the start of the call.

The conference call also will be available via a live Webcast at the investor relations page of Magellan’s Web site, www.MagellanHealth.com.

A taped replay of the conference call will be available from approximately 12:30 p.m. Eastern time on Thursday, October 27, until midnight on Thursday, November 3.  The call-in numbers for the replay are 1-800-739-2821 and 1-203-369-3329 (from outside the U.S.).

Those who plan to listen to the call and/or Webcast are encouraged to read Magellan’s Annual Report on Form 10-K for the year ended December 31, 2004, filed with the Securities and Exchange Commission on March 3, 2005, and Form 10-Qs for the quarter ended June 30, 2005, filed July 28, 2005, and for the quarter ended September 30, 2005, to be filed today with the Securities and Exchange Commission. In addition, listeners are encouraged to read all other 2004 and 2005 reports filed with the Securities and Exchange Commission for material information regarding the Company’s operational and financial results.

About Magellan:  Headquartered in Avon, Conn., Magellan Health Services, Inc. (Nasdaq:MGLN) is the country’s leading behavioral health disease management organization.  Its customers include health plans, corporations and government agencies.

Cautionary Statement:  Certain of the statements made in this press release including, without limitation, statements regarding estimates of future financial performance, including revenue, segment profit and earnings per share, sales, product development, expectations concerning future investment and growth, execution of the Company’s business strategy, redemption of the Company’s Senior Notes, potential future uses of cash, impact of contract terminations, impact of new business and other matters constitute forward-looking statements contemplated under the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are based on management’s current expectations and are subject to known and unknown uncertainties and risks which could cause actual results to differ materially from those contemplated or implied by such forward-looking statements, including (among others) risk concerning the possible election of certain of the Company’s health plan customers to manage the behavioral health care services of their members directly; renegotiation of rates paid to and/or by the Company by customers and/or to providers; higher utilization of behavioral health treatment services by members; delays, higher costs or inability to implement the Company’s initiatives; termination or non-renewal of contracts by customers; the impact of new or amended laws or regulations; governmental inquiries and/or litigation; and the impact of increased competition on ability to maintain or obtain contracts; the impact of increased competition on rates paid to or by the Company; and other factors.  Any forward-looking statements made in this document are qualified in their entirety by the more complete discussion of risks set forth in the section entitled “Cautionary Statements” in Magellan’s Annual Report on Form 10-K for the year ended December 31, 2004 and in the section entitled “Forward-Looking Statements” in Magellan’s Form 10-Q for the quarter ended September 30, 2005 to be filed today with the Securities and Exchange Commission, each of which is currently or will be posted on the Company’s Web site, and the section entitled “Risk Factors” in the prospectus and prospectus supplement filed with the Securities and Exchange Commission in connection with the May 2005 secondary offering of Magellan common stock by certain shareholders, also posted on the Company’s Web site.  Segment profit information referred to in this press release may be considered a non-GAAP financial measure. Further information regarding this measure, including the reasons management considers this information useful to investors, is included in Magellan’s Annual Report on Form 10-K for the year ended December 31, 2004, and a reconciliation to the comparable GAAP measure is contained in Magellan’s Form 10-Q for the quarter ended September 30, 2005, as well as on the attached tables detailing the Company’s operating results.

# # #

MAGELLAN HEALTH SERVICES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2005 (1)	2004	2005 (1)

Net revenue	$457,954	$454,266	$1,350,234	$1,371,564

Cost and expenses:
Cost of care	303,368	299,134	898,795	920,263
Direct service costs and other operating expenses	91,006	88,012	283,386	266,934
Equity in earnings of unconsolidated subsidiaries	(1,863)	(1,759)	(5,561)	(4,711)
	392,511	385,387	1,176,620	1,182,486
Segment profit	65,443	68,879	173,614	189,078

Depreciation and amortization	10,712	12,161	31,478	36,952
Interest expense	9,109	8,711	27,499	25,961
Interest income	(1,760)	(4,995)	(3,593)	(11,927)
Stock compensation expense	2,580	3,855	15,898	12,024
Special charges	1,770	(556)	4,304	(556)

Income from continuing operations before income taxes and minority interest	43,032	49,703	98,028	126,624
Provision for income taxes	15,712	16,233	28,976	48,179
Income from continuing operations before minority interest	27,320	33,470	69,052	78,445
Minority interest, net	157	(25)	526	47
Income from continuing operations	27,163	33,495	68,526	78,398
Discontinued operations:
Income (loss) from discontinued operations (2)	(607)	904	(608)	2,272
Net income	26,556	34,399	67,918	80,670
Other comprehensive income (loss)	—	44	—	(428)
Comprehensive income	$26,556	$34,443	$67,918	$80,242
Weighted average number of common shares outstanding — basic (3)	35,371	36,436	35,365	35,795
Weighted average number of common shares outstanding — diluted (3)	36,594	37,605	36,235	37,200
Income per common share available to common stockholders — basic:
Income from continuing operations	$0.77	$0.92	$1.94	$2.19
Income (loss) from discontinued operations	$(0.02)	$0.02	$(0.02)	$0.06
Net income	$0.75	$0.94	$1.92	$2.25
Income per common share available to common stockholders — diluted:
Income from continuing operations	$0.74	$0.89	$1.89	$2.11
Income (loss) from discontinued operations	$(0.01)	$0.02	$(0.02)	$0.06
Net income	$0.73	$0.91	$1.87	$2.17

(1)                  For a more detailed discussion of Magellan's results for the three months and nine months ended September 30, 2005, refer to the Company's Quarterly Report on Form 10-Q, which will be filed with the SEC on October 27, 2005, and the live broadcast or taped replay of the Company's earnings conference call on October 27, 2005, which will be available at www.MagellanHealth.com.

(2)                  Net of income tax provision (benefit) of $(254) and $(180) for the three months ended September 30, 2004 and 2005, respectively, and $(254) and $327 for the nine months ended September 30, 2004 and 2005, respectively.

(3)                  Weighted average number of common shares outstanding for the three months and nine months ended September 30, 2004 and 2005 were calculated using outstanding shares of the Company's Ordinary Common Stock and Multi-Vote Common Stock.

MAGELLAN HEALTH SERVICES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	Nine Months Ended September 30,
	2004	2005

Cash Flows From Operating Activities:
Net income	$67,918	$80,670

Adjustments to reconcile net income to net cash from operating activities:
Loss on sale of assets	911	1,892
Depreciation and amortization	31,478	36,952
Equity in earnings of unconsolidated subsidiaries	(5,561)	(4,711)
Non-cash interest expense	1,197	1,042
Non-cash stock compensation expense	13,021	12,024
Non-cash income tax expense	—	42,511
Cash flows from changes in assets and liabilities:
Restricted cash	(12,937)	(41,121)
Accounts receivable, net	(8,977)	(2,787)
Other assets	15,619	3,544
Deferred income taxes	—	(2,719)
Net cash flows related to unconsolidated subsidiaries	2,822	—
Accounts payable and accrued liabilities	(41,576)	4,466
Medical claims payable	23,750	12,804
Other liabilities	(51)	240
Minority interest	749	81
Other	(52)	(446)
Net cash provided by operating activities	88,311	144,442

Cash Flows From Investing Activities:
Capital expenditures	(12,445)	(14,384)
Purchases of investments	—	(462,011)
Maturity of investments	—	331,642
Proceeds from note receivable	—	7,000
Proceeds from sale of assets, net of transaction costs	—	—
Net cash used in investing activities	(10,143)	(137,753)

Cash Flows From Financing Activities:
Proceeds from issuance of new equity, net of issuance costs	147,871	—
Proceeds from issuance of debt, net of issuance costs	92,806	—
Payments on long-term debt	(203,632)	(16,875)
Payments on capital lease obligations	(8,271)	(2,391)
Proceeds from exercise of stock options and warrants	—	12,787
Net cash provided by (used in) financing activities	28,774	(6,479)
Net increase in cash and cash equivalents	106,942	210
Cash and cash equivalents at beginning of period	206,948	45,390
Cash and cash equivalents at end of period	$313,890	$45,600	A

A                     Cash and cash equivalents as of September 30, 2005 does not include unrestricted investments of $433,334.

MAGELLAN HEALTH SERVICES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(In thousands, except membership amounts in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2005	2004	2005

Net revenue
- Health Plan Solutions	$233,769	$228,849	$684,094	$687,244
- Employer Solutions	32,991	31,437	102,254	94,839
- Public Sector Solutions	191,194	193,980	563,886	589,481
Total revenue	457,954	454,266	1,350,234	1,371,564

Cost of care
- Health Plan Solutions	126,681	128,674	370,254	382,545
- Employer Solutions	8,981	7,477	29,028	23,122
- Public Sector Solutions	167,706	162,983	499,513	514,596
Total cost of care	303,368	299,134	898,795	920,263

Direct service costs and other operating expenses
- Health Plan Solutions	41,483	39,617	128,981	121,493
- Employer Solutions	15,785	15,706	49,981	47,842
- Public Sector Solutions	10,746	6,991	31,190	22,193
- Corporate & Other	22,992	25,698	73,234	75,406
Total direct services costs and other operating expenses	91,006	88,012	283,386	266,934

Equity in earnings of unconsolidated subsidiaries
- Health Plan Solutions	(1,863)	(1,759)	(5,561)	(4,711)
Total equity in earnings of unconsolidated subsidiaries	(1,863)	(1,759)	(5,561)	(4,711)

Segment profit (loss)
- Health Plan Solutions	67,468	62,317	190,420	187,917
- Employer Solutions	8,225	8,254	23,245	23,875
- Public Sector Solutions	12,742	24,006	33,183	52,692
- Corporate & Other	(22,992)	(25,698)	(73,234)	(75,406)
Total segment profit	$65,443	$68,879	$173,614	$189,078

Reconciliation of segment profit to income from continuing operations before income taxes and minority interest:
Segment profit	$65,443	$68,879	$173,614	$189,078
Depreciation and amortization	(10,712)	(12,161)	(31,478)	(36,952)
Interest expense	(9,109)	(8,711)	(27,499)	(25,961)
Interest income	1,760	4,995	3,593	11,927
Stock compensation expense	(2,580)	(3,855)	(15,898)	(12,024)
Special charges	(1,770)	556	(4,304)	556
Income from continuing operations before income taxes and minority interest	$43,032	$49,703	$98,028	$126,624

Membership
- Health Plan Solutions				39.8
- Employer Solutions				13.5
- Public Sector Solutions				1.9
Total membership				55.2